Exhibit 10.6.1

                                                              Execution Version


                             Dated 19 January 2005




                           GRANITE MASTER ISSUER PLC
                               as Master Issuer

                       GRANITE FINANCE FUNDING 2 LIMITED
                                 as Funding 2

                   LAW DEBENTURE CORPORATE SERVICES LIMITED
                        as Corporate Services Provider



                               NORTHERN ROCK PLC
                                 as Originator



                       GRANITE FINANCE HOLDINGS LIMITED
                                  as Holdings

                                 GPCH LIMITED
                                    as GPCH

                                    - and -

                THE LAW DEBENTURE INTERMEDIARY CORPORATION PLC
                               as Share Trustee





                   ---------------------------------------

                         CORPORATE SERVICES AGREEMENT

                   ---------------------------------------


                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                            REF: 30507-30040/678075

                                   CONTENTS

1.  Definitions and Interpretation...........................................1

2.  Nomination of Directors..................................................2

3.  Returns..................................................................3

4.  Administrative Services..................................................3

5.  Warranties and Undertakings..............................................4

6.  Confidentiality..........................................................6

7.  Remuneration.............................................................6

8.  Non Petition and Limited Recourse........................................7

9.  Termination..............................................................8

10. Non-Assignment..........................................................10

11. Non-exclusive...........................................................10

12. Indemnity...............................................................10

13. Governing Law and Jurisdiction, Appropriate Form........................10

14. Contracts (Rights of Third Parties) Act 1999............................11

15. Notices.................................................................11

THIS AGREEMENT is made on 19 January 2005

BETWEEN:

(1) GRANITE MASTER ISSUER PLC (registered number 5250668) a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as the Master Issuer;

(2) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387) a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as Funding 2;

(3) LAW DEBENTURE CORPORATE SERVICES LIMITED, (registered number 3388362) whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as the Corporate Services Provider;

(4) NORTHERN ROCK PLC (registered number 3273685) whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL as Northern Rock;

(5) GRANITE FINANCE HOLDINGS LIMITED (registered number 4127787) whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Holdings;

(6) GPCH LIMITED (registered number 4128437) whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as GPCH and, together with Holdings, Funding 2 and the Master Issuer, the "SPV Companies" and each a "SPV Company"); and

(7) THE LAW DEBENTURE INTERMEDIARY CORPORATION PLC (registered number 1525148) whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as Share Trustee.

WHEREAS:

The Corporate Services Provider has agreed with the other parties hereto to provide certain corporate services as more fully described below.

IT IS HEREBY AGREED AS FOLLOWS:

1.    Definitions and Interpretation

      The provisions of:

      (a) the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005, and

      (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005,

      (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement. The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Programme Master Definitions Schedule.

2.    Nomination of Directors

      (a) For so long as this Agreement remains in force and subject as set out in paragraph (b) below:

            (i) Northern Rock will be entitled to, and shall, nominate one person willing to serve in the capacity of director for each Funding 2 and SPV Company (and Northern Rock shall be deemed to have so nominated Keith McCallum Currie as its first nominee in such capacity) and nothing herein shall require Northern Rock to nominate the same person as director for Funding 2 and each SPV Company; and

            (ii) the Corporate Services Provider will be entitled to, and shall, nominate two persons willing to serve in the capacity of director for Funding 2 and each SPV Company (and shall be deemed to have so nominated L.D.C. Securitisation Director No. 1 Limited and L.D.C. Securitisation Director No. 2 Limited as its first nominees in such capacity) and nothing herein shall prevent the Corporate Services Provider from nominating itself as a corporate director for Funding 2 and each SPV Company or require the Corporate Services Provider to nominate the same two persons as director for Funding 2 and each SPV Company.

      (b) In relation to any person nominated or deemed to be nominated under (a) above, whichever of Northern Rock or the Corporate Services Provider nominated that person is referred to below as that person's "appointor".

      (c) In relation to any person nominated or deemed to be nominated under (a) above as a director of Funding 2 or any SPV Company, that person is referred to below as a "Director".

      (d) Each appointor hereby confirms to the other that, if the person nominated or deemed to be nominated by it should resign or retire or for any other reason cease to act as Director of Funding 2 or any SPV Company, it will promptly:

            (i) procure that such Director shall acknowledge in writing that he has no claim of any nature whatsoever against Funding 2 or the SPV Companies;

            (ii) nominate another person willing to act in the relevant capacity; and

            (iii) procure the consent of that other person to act in that capacity.

      (e) Each appointor shall procure that each of the persons respectively nominated or deemed to be nominated by it from time to time as provided above accepts the relevant appointment and acts in the relevant capacity without fee or remuneration from Funding 2 or any SPV Company save that nothing in this

            Agreement shall prejudice any right to remuneration on the part of the Corporate Services Provider under Clause 6 hereof.

      (f) The Share Trustee undertakes and agrees subject to its duties and obligations as Share Trustee under the Share Trust Deed dated 19 March 2001, as amended, that it shall exercise its rights as a shareholder of Holdings and all rights and powers vested in it under the Articles of Association of Funding 2 and each SPV Company so as to procure that the Board of Directors of Funding 2 and each SPV Company comprises at all times one nominee of Northern Rock (provided that Northern Rock shall have nominated such person to such office) and two nominees of the Corporate Services Provider as provided under paragraph (a) above.

      (g) The obligations of the Corporate Services Provider under this Agreement and the obligations of Funding 2 and each SPV Company under the Transaction Documents are, respectively, solely the corporate obligations of the Corporate Services Provider, Funding 2 and the SPV Companies. No recourse shall be had in respect of any obligation or claim arising out of or based upon this Agreement or any of the Transaction Documents against any employee, officer or director of the Corporate Services Provider, Funding 2 or the SPV Companies save where the claim, demand, liability, cost or expense in connection therewith arises from the negligence, wilful default or breach of duty of such employee, officer or director of the Corporate Services Provider, Funding 2 or the SPV Companies.

3.    Returns

      Northern Rock undertakes that the person for the time being nominated by it as Director of Funding 2 or a SPV Company pursuant to Clause 2 shall ensure, insofar as he or she is able having regard to the duties imposed on directors by law, that (a) all registers, filings and returns required to be made by Funding 2 or such SPV Company are kept and made in accordance with the relevant provisions of English law or the rules of any relevant UK regulatory authority and (b) Funding 2 or such SPV Company is otherwise in compliance with the Companies Act 1985.

4.    Administrative Services

4.1 The Corporate Services Provider shall provide the following services (the "Services"):

      (a) a registered office and administrative office for Funding 2 and each SPV Company;

      (b) the services of three persons who will, if required, accept office as directors of Funding 2 and each SPV Company;

      (c) the services of a secretary to each SPV Company to perform all the duties properly required of a secretary by the directors of Funding 2 or such SPV Company and the Companies Act 1985 (the "Law");

      (d) the arrangement of meetings of directors and shareholders of Funding 2 and each SPV Company in the UK and the preparation of minutes of such meetings;

      (e) the arrangement of annual meetings and any other meetings of the shareholders of Funding 2 and each SPV Company;

      (f) the maintenance of the statutory books of Funding 2 and each SPV Company and any other books and records required by law or ordinarily required by an English company and the preparation and issue of share certificates;

      (g) the preparation and submission of any other documents required by law to be prepared or filed by Funding 2 and each SPV Company including all filings to be made with the Registrar of Companies;

      (h) the provision of book keeping services and preparation of Funding 2's accounts and each SPV Company's accounts based upon the ledgers and records maintained by the Issuer Cash Manager;

      (i) the instruction of Funding 2's auditors and each SPV Company's auditors to prepare the annual audited financial statements; and

      (j) the execution of all such agreements, documents and undertakings as shall be necessary in connection with the business of Funding 2 and each SPV Company if so authorised by a valid resolution of the Board of Directors of each SPV Company;

4.2   The Corporate Service Provider's duties:

      (a) The Corporate Service Provider shall at all times act in accordance with all reasonable and proper directions, orders and instructions given by the Board of Directors Funding 2 or The Board of Directors of each SPV Company, as applicable.

      (b) The Corporate Service Provider shall not knowingly do or knowingly omit to do anything which would constitute a breach of any provisions of the Memorandum and Articles of Association of Funding 2 or each SPV Company or of any legally binding restrictions applying Funding 2 or to each such SPV Company. This includes but is not limited to any legally binding restrictions applying to Funding 2 or each SPV Company as a consequence of its being a party to the Transaction Documents.

5.    Warranties and Undertakings

5.1   The Corporate Services Provider warrants to each of the parties hereto:

      (a) it is duly registered as a company limited by shares under the laws of England and Wales;

      (b) it has the power under its Memorandum and Articles of Association, and all necessary corporate authority has been obtained and action taken for it to sign and deliver and perform the transactions contemplated in this Agreement; and

      (c) the signing and delivery of this Agreement does not and will not contravene or constitute a default under, or cause to be exceeded any limitation on it or the powers of its directors, imposed by or contained in:

            (i) any law by which it or any of the assets is bound or affected;

            (ii)  it Memorandum and Articles of Association; or

            (iii) any agreement to which it is a party or by which any of its assets are bound.

5.2   The Corporate Services Provider undertakes to:

      (a)   hold all of its board meetings in the UK;

      (b) ensure that the directors of the Master Issuer which it nominates are and will remain resident in the UK (for UK tax purposes);

      (c) procure that all of the Master Issuer's board meetings are held in the UK; and

      (d) procure that the Master Issuer is centrally managed and controlled in the UK (for UK tax purposes).

5.3   Funding 2 covenants with the Security Trustee that it shall not:

      (a) nor shall it permit Law Debenture Trustees Limited (as nominee) to, without the prior written consent of the Security Trustee, sell, charge, exchange, transfer or otherwise deal in the shares which it holds in the Master Issuer at any time prior to the date on which all Issuer Secured Obligations have been paid in full;

      (b) hold shares or possess voting power in or in relation to any company, or possess any power to secure, by virtue of any powers conferred by the articles of association or other document regulating any company, control over any company, other than the Master Issuer and any future Funding 2 Issuers; or

      (c)   have any employees.

5.4   Holdings covenants with the Security Trustee that it shall:

      (a) procure that Funding shall remain resident in the UK for UK tax purposes;

      (b) not, without the prior written consent of the Security Trustee, sell, charge, exchange, transfer or otherwise deal in the shares which it holds in Funding 2 at any time prior to the date on which all Issuer Secured Obligations and Funding 2 Secured Obligations have been paid in full; or

      (c)   have any employees.

6.    Confidentiality

6.1 The Corporate Services Provider shall not, and hereby undertakes to procure that each person nominated or deemed to be nominated by the Corporate Services Provider as Director of Funding 2 or each SPV Company shall not (regardless of whether or not such person shall still be in office), at any time disclose to any person, firm or company whatsoever (other than the Share Trustee), and shall treat as confidential, any information relating to the business, finances or other matters of Northern Rock, Funding 2 or any SPV Company which such Director may have obtained as a result of (in the case of the Corporate Services Provider) its role under this Agreement as a Director or as employer or principal to any Director or (in the case of any Director) such Director's position as Director of Funding 2 or each SPV Company, or otherwise have become possessed of, and the Corporate Services Provider shall use its best endeavours to prevent any such disclosure provided however that the provisions of this Clause shall not apply:

      (a) to the disclosure of any information already known to the recipient;

      (b) to the disclosure of any information which is or becomes public knowledge otherwise than in breach of this Clause;

      (c) to any extent that disclosure is required pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or taxation authority (including, without limitation, any official bank examiners or regulators or the London Stock Exchange plc or any other applicable stock exchange);

      (d) to the disclosure of any information to professional advisers or any of the Rating Agencies who receive the same under a duty of confidentiality;

      (e) to the disclosure of any information with the consent of all the parties hereto; and

      (f)   to the disclosure of any information to the Note Trustee.

      and the Corporate Services Provider hereby agrees to indemnify and hold harmless Northern Rock, Funding 2 and the SPV Companies for all losses, damages, expenses, costs, claims and charges arising from or caused by any disclosure of information by any of the Corporate Services Provider or any Director nominated or deemed to be nominated by it which disclosure is made contrary to the provisions of this Clause.

6.2 The obligations of the Corporate Services Provider under this Clause 5 shall survive the termination of this Agreement.

7.    Remuneration

      The Corporate Services Provider shall be entitled to remuneration for the Services provided by it under this Agreement of an amount to be agreed between Funding 2, the SPV Companies, Northern Rock and the Corporate Services Provider (together with Value Added Tax thereon) which shall consist of remuneration for corporate services hereunder to be borne by Funding 2 and the SPV Companies and payable quarterly on Payment Dates subject to and in accordance with the Issuer Priority of Payments. The remuneration to the Corporate Services Provider as set forth in this Clause shall apply only in respect of this Agreement and the transactions contemplated by the Transaction Documents, and the remuneration to the Corporate Services Provider in respect of any previous or subsequent transaction between the parties shall be as agreed in connection with such transaction.

8.    Non Petition and Limited Recourse

8.1 Each of the parties hereto hereby agrees that it shall not institute against Funding 2 or any of the SPV Companies any winding-up, administration, insolvency or similar proceedings in any jurisdiction for so long as any sum is outstanding under the Notes of the Master Issuer or any Funding Issuer or for two years plus one day since the last day on which any such sum was outstanding.

8.2 Each of the parties hereto agrees that notwithstanding any other provision of this Agreement or any other Transaction Document:

      (a) in relation to GPCH and/or Holdings, any amount payable by GPCH or Holdings to any other party to this Agreement under this Agreement shall only be payable to the extent that GPCH or, as the case may be, Holdings has sufficient funds to pay such amount on such date; and

      (b)   in relation to the Master Issuer:

            (i) only the Issuer Security Trustee may enforce the security created in favour of the Issuer Security Trustee under the Issuer Deed of Charge in accordance with the provisions thereof;

            (ii) no sum due or owing to any party to this Agreement from or by the Master Issuer under this Agreement shall be payable by the Master Issuer except to the extent that the Master Issuer has sufficient funds available or (following enforcement of the Issuer Security) the Note Trustee has realised sufficient funds from the Issuer Security to pay such sum subject to and in accordance with the relevant Issuer Priority of Payments and provided that all liabilities of the Master Issuer required to be paid in priority thereto or pari passu therewith pursuant to such Issuer Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

            (iii) it shall not take any steps for the purpose of recovering any amount payable by the Master Issuer or enforcing any rights arising out of this Agreement against the Master Issuer otherwise than in accordance with the Issuer Deed of Charge; and

      (c)   in relation to Funding 2:

            (i) only the Funding 2 Security Trustee may enforce the security created in favour of the Funding 2 Security Trustee under the Funding 2 Deed of Charge in accordance with the provisions thereof;

            (ii) no sum due or owing to any party to this Agreement from or by Funding 2 under this Agreement shall be payable by Funding 2 except to the extent that Funding 2 has sufficient funds available or (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee has realised sufficient funds from the Funding 2 Security to pay such sum subject to and in accordance with the relevant Funding 2 Priority of Payments and provided that all liabilities of Funding 2 required to be paid in priority thereto or pari passu therewith pursuant to such Funding 2 Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

            (iii) it shall not take any steps for the purpose of recovering any amount payable by Funding 2 or enforcing any rights arising out of this Agreement against the Funding 2 otherwise than in accordance with the Funding 2 Deed of Charge.

8.3 The provisions of Clause 6 of the Issuer Deed of Charge and the Funding 2 Deed of Charge shall prevail in the event that and to the extent that they conflict with the provisions of this Clause 8.

9.    Termination

9.1 The appointment of the Corporate Services Provider hereunder in relation to Funding 2 and each SPV Company shall terminate:

      (a) upon the expiration of 90 days notice in writing given by the Corporate Services Provider, Funding 2 or by the relevant SPV Company and provided that a substitute corporate services provider acceptable to Funding 2 or the relevant SPV Company (as applicable) and Northern Rock has been appointed in relation to Funding 2 or the relevant SPV Company on terms substantially the same as those set out in this Agreement and that such appointment will be effective not later than the date of the termination;

      (b)   immediately if:

            (i) an order has been made or a resolution has been passed to put the Corporate Services Provider into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation); or

            (ii) the Corporate Services Provider has broken or is in breach of any of the terms of this Agreement and shall not have remedied such breach within 30 days after service of notice requiring the same to be remedied; or

            (iii) the Corporate Services Provider, otherwise than for the purposes of such amalgamation or reconstructon as referred to in paragraph (ii) above, ceases or threatens to cease to carry on its business or a substantial part of its business or stops payment or threatens to stop payment of its debts or is unable to pay its debts within the meaning of sections 123(1) or 123(2) of the Insolvency Act 1986, or becomes subject to insolvency or similar proceedings issued in a jurisdiction other than England and Wales or otherwise becomes insolvent.

      (c)   immediately, upon notice from the Master Issuer if:

            (i) proceedings are initiated against the Corporate Services Provider under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where the Corporate Services Provider is solvent) or other similar laws (including, but not limited to, any application or pending application to court for an administration order or any actual or proposed appointment of an administrator by the holder of a qualifying floating charge (as defined in Schedule B1 to the Insolvency Act
                  1986) or by the Corporate Services Provider or its directors in relation to the Corporate Services Provider) and such proceedings are not, in the reasonable opinion of the Master Issuer, being disputed in good faith with a reasonable prospect of success; or

            (ii) an administration order is granted or an administrative receiver is or other receiver, or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the Corporate Services Provider; or

            (iii) an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Corporate Services Provider; or

            (iv) a distress, execution or diligence or other process is levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Corporate Services Provider and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement; or

            (v) the Corporate Services Provider initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally.

9.2 This agreement shall terminate automatically on the date falling 90 days after the later of the date on which the Mortgages Trust Deed terminates or the date on which all of the Issuer Secured Obligations have been discharged in full.

9.3 Termination of the appointment of the Corporate Services Provider under this Clause 9 shall be without prejudice to the rights of any party in respect of any antecedent claim against or breach of the terms of this Agreement by the Corporate Services Provider.

9.4 After termination of this Agreement, the Corporate Services Provider shall within 5 Business Days of a request therefore deliver up to the Master Issuer all the books and records of the Master Issuer in its possession provided that where any such books and records are kept in the memory unit of a computer, the Corporate Services Provider's obligations under this Clause shall be satisfied by the delivery of such information on discs or other appropriate magnetic material or electronic storage media together with written information as to the form in which such discs or other storage media have been prepared in sufficient detail to permit a conversion programme to be prepared and provided further that the Corporate Services Provider shall have a lien against and shall not be required to make delivery of such books and records until payment has been made to the Corporate Services Provider for all remuneration and expenses due to it hereunder (including costs associated with the delivery of such books and records as aforesaid).

10.   Non-Assignment

      The rights and obligations of the parties hereto are personal and, save in the case of the Master Issuer in accordance with the Issuer Deed of Charge, and Funding 2 in accordance with the Funding 2 Deed of Charge, shall not be capable of assignment.

11.   Non-exclusive

      The Corporate Services Provider and the Directors shall be at liberty to provide services of a like nature to any other persons it may think fit whether for its own account or that of any other person.

      Neither the Corporate Services Provider nor any other person affiliated with the Corporate Services Provider shall in consequence of the appointment of the Corporate Services Provider hereunder or in consequence of any transaction entered into by Funding 2 or any SPV Company with the Corporate Services Provider be liable to account to Funding 2 or the SPV Companies for any profits (whether disclosed or not) accruing to the Corporate Services Provider from or by virtue of any such transaction.

      The Corporate Services Provider shall be entitled to charge and receive remuneration in accordance with its usual charging policies for any legal advice initiated by and rendered to Funding 2 or any SPV Company, subject, in the case of Funding 2 or any SPV Company, to the limited recourse provisions set out in Clause 8.

12.   Indemnity

      Northern Rock undertakes to indemnify and hold harmless the Corporate Services Provider, the Directors and the Share Trustee against all actions, proceedings, accounts, claims or demands and any costs and expenses incurred in connection therewith which may be brought or made or threatened to be brought or made against either the Corporate Services Provider, the Directors or the Share Trustee in connection with the affairs of Funding 2 or any SPV Company unless any such liability shall have arisen solely due to the fraud, wilful misconduct or gross negligence of the Corporate Services Provider, the Directors or the Share Trustee. This indemnity shall continue in force notwithstanding the termination of this Agreement.

13.   Governing Law and Jurisdiction, Appropriate Form

13.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

13.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

13.3 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

14.   Contracts (Rights of Third Parties) Act 1999

      A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

15.   Notices

      Any notices to be given and any correspondence or communication to be delivered or forwarded pursuant to this Agreement shall be sufficiently served, delivered or forwarded if sent by prepaid airmail or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission at 10.00am on the next business day in the place of receipt following despatch) or (in the case of the post) three (3) days after the despatch thereof and shall be sent:

      (a) in the case of the Corporate Services Provider, to its office specified against its name at the commencement of this Agreement, fax number 020 7606 0643, marked for the attention of Sharon Tyson;

      (b) in the case of Funding 2, to Granite Finance Funding 2 Limited at Fifth Floor, 100 Wood Street, London, EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary (with a copy to Northern Rock in accordance with (c) below);

      (c) in the case of each SPV Company, to its office specified against its name at the commencement of this Agreement fax number 020 7606 0643, marked for the attention of Sharon Tyson with a copy to Northern Rock to its office specified against its name at the commencement of this Agreement, fax number 0191 279 4694, marked for the attention of Keith Currie; and

      (d) in the case of the Share Trustee, to its office specified against its name at the commencement of this Agreement fax number 020 7606 0643, marked for the attention of Sharon Tyson.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the date first above written:

                                EXECUTION PAGE


as Master Issuer
EXECUTED for and on behalf of            )
GRANITE MASTER ISSUER PLC                )
acting by a director                     )

-------------------------


Name:




as Funding 2
EXECUTED for and on behalf of            )
GRANITE FINANCE FUNDING 2 LIMITED        )
by                                       )

-------------------------


Name:




as Corporate Services Provider
EXECUTED for and on behalf of            )
LAW DEBENTURE CORPORATE                  )
SERVICES LIMITED                         )
by                                       )

-------------------------


Name:



as Originator
EXECUTED for and on behalf of            )
NORTHERN ROCK PLC                        )
by                                       )

-------------------------


Name:

as Holdings
EXECUTED for and on behalf of            )
GRANITE FINANCE HOLDINGS LIMITED         )
by                                       )

-------------------------


Name:



as GPCH
EXECUTED for and on behalf of            )
GPCH LIMITED                             )
by                                       )

-------------------------


Name:






as Share Trustee
EXECUTED for and on behalf of            )
THE LAW DEBENTURE CORPORATION PLC        )
by                                       )

-------------------------


Name: